UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 23, 2005


                        BrainStorm Cell Therapeutics Inc.
             (Exact name of registrant as specified in its charter)

         Washington                 333-61610                     912061053
(State or other jurisdiction       (Commission                  (IRS Employer
     of incorporation)             File Number)              Identification No.)

                           1350 Avenue of the Americas
                               New York, NY 10019
               (Address of principal executive offices) (Zip Code)


         Registrant's telephone number, including area code 212-557-9000

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01          Regulation FD Disclosure

On August 23, 2005 we entered into an agreement with a placement agent pursuant to which we are seeking to raise up to $10 million in one or more sales of common stock.

No assurances can be made that we will be able to complete one or more of these planned sales of common stock in this amount, in a timely manner, on favorable terms, or at all. For further discussion of the risks associated with our need to raise additional capital to execute our plan of operations, we refer you to the "Risk Factors" section of our quarterly report on Form 10-QSB for the Quarter ended June 30, 2005, filed with the Securities and Exchange Commission and available at http://www.sec.gov/ or by request to the Company.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: August 24, 2005

BRAINSTORM CELL THERAPEUTICS INC.

/s/ Yaffa Beck
----------------------------------

Name: Yaffa Beck

Title: President & CEO